Exhibit 99.1

NEWS RELEASE
For Immediate Release:
November 2, 2021
Sterling Reports Third Quarter 2021 Results
EPS Continues to Outpace Expectations
Increases 2021 Full Year Revenue and Net Income Guidance
Delivered Record YTD Operating Cash Flow
THE WOODLANDS, TX – November 2, 2021 – Sterling Construction Company, Inc. (NasdaqGS: STRL) (“Sterling” or the “Company”) today announced financial results for the third quarter 2021.
Consolidated Third Quarter 2021 Financial Results Compared to Third Quarter 2020:
•Revenues were $463.4 million compared to $383.5 million.
•Net Income was $21.1 million compared to $15.2 million.
•Diluted EPS was $0.72 compared to $0.54.
Consolidated Financial Position and Liquidity:
•Cash and Cash Equivalents were $117.7 million at September 30, 2021.
•Cash provided by operating cash flow was a record $135.7 million for the nine months ended September 30, 2021.
•Repayments of debt totaled $44.2 million for the nine months ended September 30, 2021.
Heavy Civil and Specialty Services Backlog Highlights:
•Backlog at September 30, 2021 was $1.41 billion, up from $1.18 billion at December 31, 2020, while Backlog gross margin improved from 12.0% to 12.3%, over the respective periods.
•Combined Backlog(1) was $1.53 billion at both September 30, 2021 and December 31, 2020, while Combined Backlog gross margin improved from 11.8% to 12.1%, over the respective periods.
The Company Increases 2021 Full Year Revenue and Net Income Guidance:
•Revenue of $1.510 billion to $1.520 billion
•Net Income of $61 million to $64 million
CEO Remarks and Outlook
“The third quarter was a strong quarter, exceeding our Net Income and EPS expectations,” stated Joe Cutillo, Sterling’s Chief Executive Officer. “We were able to deliver another outstanding quarter despite the headwinds from inflation and the supply chain. Our diverse portfolio of end customers and geographies, coupled with the strength of our end markets, were the drivers that enabled us to offset these headwinds. In our Heavy Civil sector, operating income almost tripled that of Q3 2020, driven by revenue growth in aviation and alternative delivery heavy highway projects. Our Specialty Services sector saw year-over-year revenue growth but a decline in operating income driven by inflation and supply chain delays. Our Residential sector delivered both record revenue and income driven by continued strong demand in the Texas market and the recent expansion into Phoenix.”
“In addition to the great earnings results from our operating units, the third quarter also benefited from reduced interest expense and a lower income tax expense.”

(1) Combined Backlog includes Unsigned Low-bid Awards of $115.0 million and $356.9 million at September 30, 2021 and December 31, 2020, respectively.

Mr. Cutillo continued, “Our year-to-date cash flow continues to generate record cash flow from operations of $135.7 million, of which $44.2 million was deployed to pay down debt while we invested $37.2 million in net capital expenditures.”
Mr. Cutillo concluded, “The strategic steps we have taken to align our business with long-term growth markets such as e-infrastructure, residential, and the continuing shift within our Heavy Civil sector towards higher-margin lower risk projects have continued to pay off and have us well-positioned to continue this momentum going forward. As a result, we are raising our full-year 2021 revenue guidance to be between $1.510 billion to $1.520 billion and 2021 net income attributable to Sterling common stockholders to be between $61 million to $64 million.”
Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Wednesday, November 3, 2021 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (201) 493-6744 or (877) 445-9755. Please call in ten minutes before the conference call is scheduled to begin and ask for the Sterling Construction call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Investor Presentations & Webcast section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least fifteen minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for thirty days.
About Sterling
Sterling Construction Company, Inc. operates through a variety of subsidiaries within three segments specializing in Heavy Civil, Specialty Services and Residential projects in the United States (the “U.S.”), primarily across the southern U.S., the Rocky Mountain States, California and Hawaii, as well as other areas with strategic construction opportunities. Heavy Civil includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, light rail, water, wastewater and storm drainage systems. Specialty Services projects include site development activities, foundations for multi-family homes, parking structures and other commercial concrete projects. Residential projects include concrete foundations for single-family homes. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people, our investors, our customers and our communities – that is The Sterling Way. This is why we use recycled materials, reclaim water and stockpile the aggregate from our projects. Moreover, from water delivery systems and transportation systems to community service initiatives, like facilitating the construction of homes for disabled veterans, Sterling always puts people first.
Important Information for Investors and Stockholders
Non-GAAP Measures
This press release may contain “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures may include adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting and forecasting, as well as employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
If applicable, reconciliations of Non-GAAP financial measures to the most comparable GAAP measures will be provided in this press release.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: potential risks and uncertainties relating to the ongoing COVID-19 pandemic; our business strategy; our financial strategy; our industry outlook; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Contact: Sterling Construction Company, Inc. Ron Ballschmiede, Chief Financial Officer 281-214-0777	Investor Relations Counsel: The Equity Group Inc. Jeremy Hellman, CFA 212-836-9626

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues	$463,449	$383,458	$1,180,431	$1,080,184
Cost of revenues	(405,645)	(333,542)	(1,021,348)	(935,424)
Gross profit	57,804	49,916	159,083	144,760
General and administrative expense	(19,637)	(15,154)	(52,565)	(51,209)
Intangible asset amortization	(2,866)	(2,866)	(8,598)	(8,569)
Acquisition related costs	—	(401)	—	(1,013)
Other operating expense, net	(3,270)	(2,664)	(10,414)	(9,989)
Operating income	32,031	28,831	87,506	73,980
Interest income	13	23	39	146
Interest expense	(3,919)	(7,177)	(15,660)	(22,537)
Gain on extinguishment of debt, net	968	—	2,032	—
Income before income taxes	29,093	21,677	73,917	51,589
Income tax expense	(7,336)	(6,280)	(20,275)	(14,712)
Net income	21,757	15,397	53,642	36,877
Less: Net income attributable to noncontrolling interests	(631)	(240)	(1,905)	(395)
Net income attributable to Sterling common stockholders	$21,126	$15,157	$51,737	$36,482

Net income per share attributable to Sterling common stockholders:
Basic	$0.74	$0.54	$1.81	$1.31
Diluted	$0.72	$0.54	$1.79	$1.30

Weighted average common shares outstanding:
Basic	28,710	28,003	28,527	27,832
Diluted	29,213	28,233	28,927	27,986

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	% of Revenues	2020	% of Revenues	2021	% of Revenues	2020	% of Revenues
Revenues
Heavy Civil	$249,898	54%	$201,078	52%	$600,105	51%	$577,141	54%
Specialty Services	148,256	32%	139,971	37%	424,248	36%	380,397	35%
Residential	65,295	14%	42,409	11%	156,078	13%	122,646	11%
Total Revenues	$463,449		$383,458		$1,180,431		$1,080,184

Operating Income
Heavy Civil	$7,174	2.9%	$2,405	1.2%	$12,668	2.1%	$2,679	0.5%
Specialty Services	17,932	12.1%	21,474	15.3%	57,016	13.4%	55,834	14.7%
Residential	6,925	10.6%	5,353	12.6%	17,822	11.4%	16,480	13.4%
Subtotal	32,031	6.9%	29,232	7.6%	87,506	7.4%	74,993	6.9%
Acquisition related costs	—		(401)		—		(1,013)
Total Operating Income	$32,031	6.9%	$28,831	7.5%	$87,506	7.4%	$73,980	6.8%

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$117,702	$66,185
Accounts receivable	218,683	177,424
Contract assets	85,498	84,975
Receivables from and equity in construction joint ventures	21,656	16,653
Other current assets	22,483	16,306
Total current assets	466,022	361,543
Property and equipment, net	148,444	126,668
Operating lease right-of-use assets, net	17,470	16,515
Goodwill	192,014	192,014
Other intangibles, net	236,289	244,887
Deferred tax asset, net	—	7,817
Other non-current assets, net	4,078	3,250
Total assets	$1,064,317	$952,694

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$142,740	$95,201
Contract liabilities	141,236	114,019
Current maturities of long-term debt	21,239	77,434
Current portion of long-term lease obligations	8,314	7,588
Income taxes payable	306	—
Accrued compensation	34,801	18,013
Other current liabilities	9,088	9,629
Total current liabilities	357,724	321,884
Long-term debt	299,923	291,249
Long-term lease obligations	9,306	8,958
Members’ interest subject to mandatory redemption and undistributed earnings	54,766	51,290
Deferred tax liability, net	10,287	—
Other long-term liabilities	9,218	10,584
Total liabilities	741,224	683,965
Stockholders’ equity:
Common stock	288	283
Additional paid in capital	255,313	256,423
Treasury stock, at cost	—	(1,445)
Retained earnings	69,010	17,273
Accumulated other comprehensive loss	(2,923)	(5,264)
Total Sterling stockholders’ equity	321,688	267,270
Noncontrolling interests	1,405	1,459
Total stockholders’ equity	323,093	268,729
Total liabilities and stockholders’ equity	$1,064,317	$952,694

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$53,642	$36,877
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,336	24,639
Amortization of debt issuance costs and non-cash interest	1,756	2,489
Gain on disposal of property and equipment	(1,176)	(1,042)
Gain on debt extinguishment, net	(2,032)	—
Deferred taxes	17,413	10,946
Stock-based compensation expense	5,690	7,961
Change in fair value of interest rate swap	(41)	251
Changes in operating assets and liabilities	35,154	10,134
Net cash provided by operating activities	135,742	92,255
Cash flows from investing activities:
Capital expenditures	(39,315)	(22,088)
Proceeds from sale of property and equipment	2,093	1,557
Net cash used in investing activities	(37,222)	(20,531)
Cash flows from financing activities:
Repayments of debt	(44,184)	(52,695)
Distributions to noncontrolling interest owners	(1,959)	—
Other	(603)	9,137
Net cash used in financing activities	(46,746)	(43,558)
Net change in cash, cash equivalents, and restricted cash	51,774	28,166
Cash, cash equivalents, and restricted cash at beginning of period	72,642	50,562
Cash, cash equivalents, and restricted cash at end of period	124,416	78,728
Less: restricted cash (Other current assets)	(6,714)	(6,135)
Cash and cash equivalents at end of period	$117,702	$72,593

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
EBITDA RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income attributable to Sterling common stockholders	$21,126	$15,157	$51,737	$36,482
Depreciation and amortization	8,629	8,098	25,336	24,639
Interest expense, net of interest income	3,906	7,154	15,621	22,391
Income tax expense	7,336	6,280	20,275	14,712
Gain on extinguishment of debt, net	(968)	—	(2,032)	—
EBITDA (1)	$40,029	$36,689	$110,937	$98,224

(1) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, taxes, and net gain on extinguishment of debt.